PacBio Announces Second Quarter 2024 Financial Results

MENLO PARK, Calif., Aug. 07, 2024 (GLOBE NEWSWIRE) - - PacBio (NASDAQ: PACB) today announced financial results for the quarter ended June 30, 2024.

Second quarter results:
•Revenue of $36.0 million compared with $47.6 million in the prior-year period.
•Instrument revenue of $14.7 million compared with $29.9 million in the prior-year period. Instrument revenue in the second quarter of 2024 included 24 RevioTM sequencing systems.
•Consumables revenue of $17.0 million compared with $13.7 million in the prior-year period.
•Service and other revenue of $4.3 million compared with $3.9 million in the prior-year period.
Gross profit for the second quarter of 2024 was $5.9 million, which included $4.6 million in restructuring expenses and $2.6 million related to the amortization of acquired intangible assets, compared with $15.5 million for the second quarter of 2023.
Operating expenses totaled $181.8 million for the second quarter of 2024, compared to $88.7 million for the second quarter of 2023. Operating expenses for the second quarter of 2024 included a non-cash goodwill impairment charge of $93.2 million due to, among other factors, the decline in PacBio’s stock price during the quarter, $13.4 million of restructuring expenses, and $4.2 million related to the amortization of acquired intangible assets. Operating expenses for the second quarter of 2024 and the second quarter of 2023 included non-cash share-based compensation of $16.1 million and $16.7 million, respectively.
Net loss for the second quarter of 2024 was $173.3 million, compared to a net loss of $69.8 million for the second quarter of 2023.
Net loss per share for the second quarter of 2024 was $0.64, compared to net loss per share of $0.28 for the second quarter of 2023.
Net loss and net loss per share included $93.2 million of goodwill impairment charges, $18.0 million of restructuring expenses, and $6.9 million related to the amortization of acquired intangible assets.
Cash, cash equivalents, and investments, excluding short- and long-term restricted cash, at June 30, 2024, totaled $509.8 million, compared to $631.4 million at December 31, 2023.

Non-GAAP second quarter results (see accompanying tables for reconciliations of GAAP and non-GAAP measures):
Non-GAAP gross profit for the second quarter of 2024 was $13.2 million compared with $15.7 million for the second quarter of 2023 and a non-GAAP gross margin of 37% in the second quarter of 2024 compared to 33% for the second quarter of 2023.
Non-GAAP operating expenses totaled $71.0 million for the second quarter of 2024, compared to $86.7 million for the second quarter of 2023.
Non-GAAP net loss for the second quarter of 2024 was $55.2 million, compared to a non-GAAP net loss of $65.6 million for the second quarter of 2023.
Non-GAAP net loss per share for the second quarter of 2024 was $0.20 compared to a non-GAAP net loss per share of $0.26 for the second quarter of 2023.

Updates since PacBio's last earnings release
•Announced that Precision Health Research Singapore (PRECISE) has chosen the Revio HiFi sequencing system for Singapore’s Long-Read Sequencing Flagship Project aiming to generate the largest long-read sequencing dataset in Southeast Asia and marking a significant advancement for precision medicine in Singapore.
•Delivered multiple Revios to Quest Diagnostics to support Quest's development of its tests for neurological disorders based on the advantages of our recently launched PureTarget repeat expansion panel.

•Announced that Ambry Genetics has joined the collaboration with the GREGoR consortium and the University of California, Irvine to sequence up to 7,000 long-read HiFi genomes over three years, advancing rare disease research.
•Announced that Novogene is using Revio to expand the capabilities of its new lab in Munich, Germany to help enable customers to scale their research across a broad range of applications including rare diseases, cancer, microbes, and agriculture in a cost-effective way.
•Launched the first free, publicly available HiFi long-read variant frequency database with the Consortium for Long-Read Sequencing (CoLoRS), providing essential genetic variant data for rare disease researchers.
•Implemented PacBio Capital's new Revio rental program with our leasing partner Mitsubishi HC Capital giving eligible U.S. based customers another option to bring Revio in-house with no upfront capital for just over $20,000 per month.
"In the second quarter, we continued to see headwinds in the capital equipment market, particularly in Europe and Asia. However, there were several positive developments that give us increasing confidence that revenue will accelerate in the second half of this year and into 2025," said Christian Henry, President and Chief Executive Officer. "For example, population genomic programs across the globe utilizing Revio are just getting started and hospitals and diagnostic companies are increasingly leveraging the comprehensive power of HiFi sequencing and adopting Revio in their clinical research programs. Operationally, we remain on track to reduce annual run rate expenses by more than $75 million without delaying the key product development programs that will drive revenue growth in 2025 and beyond.”
Quarterly Conference Call Information
Management will host a quarterly conference call to discuss its second quarter ended June 30, 2024, results today at 4:30 p.m. Eastern Time. Investors may listen to the call by dialing 1-888-349-0136, if outside the U.S., by dialing 1-412-317-0459, requesting to join the “PacBio Q2 Earnings Call". The call will be webcast live and available for replay at PacBio's website at https://investor.pacificbiosciences.com.
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies stem from two highly differentiated core technologies focused on accuracy, quality and completeness which include our HiFi long-read sequencing and our SBB® short-read sequencing technologies. Our products address solutions across a broad set of research applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Statement regarding use of non‐GAAP financial measures
PacBio reports non‐GAAP results for basic and diluted net income and loss per share, net income, net loss, gross margins, gross profit and operating expenses in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. PacBio believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of PacBio’s non-GAAP financial measures as tools for comparison.

PacBio's financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this press release. PacBio excludes recurring charges from its non-GAAP financial statements, including amortization of intangible assets, changes in fair value of contingent consideration and restructuring related expenses, and further excludes infrequent and limited charges including impairment charges and gains or losses on the extinguishment of debt. The amortization of acquired intangible assets excluded from GAAP financial measures relates to acquired intangible assets that were recorded as part of the purchase accounting during the year ended December 31, 2021. The amortization related to these intangible assets will occur in future periods until they are fully amortized.
Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare PacBio’s performance relative to forecasts and strategic plans and to benchmark its performance externally against competitors.
PacBio encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of PacBio’s non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in the financial statement tables included in this press release. PacBio is unable to reconcile future-looking non-GAAP guidance included in this press release without unreasonable effort because certain items that impact this measure are out of PacBio's control and/or cannot be reasonably predicted at this time.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to PacBio’s cost-saving plans and initiatives as well as the expected financial impact and timing of these plans and initiatives; PacBio’s financial guidance and expectations for future periods; developments affecting our industry and the markets in which we compete, including the impact of new products and technologies; anticipated future customer use of our products; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies; and, the impact of new products and technologies. Reported results and orders for any instrument system should not be considered an indication of future performance. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and geopolitical instability. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption “Risk Factors.” These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
The unaudited condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in PacBio's Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts
Investors:
Todd Friedman
ir@pacb.com
Media:
pr@pacb.com

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended
(in thousands, except per share amounts)	June 30, 2024	March 31, 2024	June 30, 2023
Revenue:
Product revenue	$31,746	$35,009	$43,655
Service and other revenue	4,267	3,801	3,918
Total revenue	36,013	38,810	47,573
Cost of Revenue:
Cost of product revenue	23,083	22,447	28,432
Cost of service and other revenue	3,366	3,738	3,412
Amortization of acquired intangible assets	2,628	1,343	183
Loss on purchase commitment	998	—	—
Total cost of revenue	30,075	27,528	32,027
Gross profit	5,938	11,282	15,546
Operating Expense:
Research and development	38,485	43,455	46,173
Sales, general and administrative	45,877	43,753	40,573
Goodwill impairment (1)	93,200	—	—
Amortization of acquired intangible assets	4,222	5,506	—
Change in fair value of contingent consideration (2)	—	(70)	1,975
Total operating expense	181,784	92,644	88,721
Operating loss	(175,846)	(81,362)	(73,175)
Loss on extinguishment of debt (3)	—	—	(2,033)
Interest expense	(3,542)	(3,575)	(3,554)
Other income, net	6,069	6,759	8,929
Loss before benefit from income taxes	(173,319)	(78,178)	(69,833)
Benefit from income taxes	—	—	—
Net loss	$(173,319)	$(78,178)	$(69,833)

Net loss per share:
Basic	$(0.64)	$(0.29)	$(0.28)
Diluted	$(0.64)	$(0.29)	$(0.28)

Weighted average shares outstanding used in calculating net loss per share:
Basic	272,385	269,578	250,070
Diluted	272,385	269,578	250,070
(1)Goodwill impairment during the three months ended June 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(2)Change in fair value of contingent consideration during the three months ended March 31, 2024 and June 30, 2023 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(3)Loss on extinguishment of debt during the three months ended June 30, 2023 is related to the exchange of a portion of the Company's 1.50% Convertible Senior Notes due 2028 for the Company's 1.375% Convertible Senior Notes due 2030.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue:
Product revenue	$31,746	$43,655	$66,755	$78,309
Service and other revenue	4,267	3,918	8,068	8,164
Total revenue	36,013	47,573	74,823	86,473
Cost of Revenue:
Cost of product revenue	23,083	28,432	45,530	53,596
Cost of service and other revenue	3,366	3,412	7,104	7,204
Amortization of acquired intangible assets	2,628	183	3,971	366
Loss on purchase commitment	998	—	998	—
Total cost of revenue	30,075	32,027	57,603	61,166
Gross profit	5,938	15,546	17,220	25,307
Operating Expense:
Research and development	38,485	46,173	81,940	95,112
Sales, general and administrative	45,877	40,573	89,630	80,391
Goodwill impairment (1)	93,200	—	93,200	—
Amortization of acquired intangible assets	4,222	—	9,728	—
Change in fair value of contingent consideration (2)	—	1,975	(70)	14,231
Total operating expense	181,784	88,721	274,428	189,734
Operating loss	(175,846)	(73,175)	(257,208)	(164,427)
Loss on extinguishment of debt (3)	—	(2,033)	—	(2,033)
Interest expense	(3,542)	(3,554)	(7,117)	(7,184)
Other income, net	6,069	8,929	12,828	15,796
Loss before benefit from income taxes	(173,319)	(69,833)	(251,497)	(157,848)
Benefit from income taxes	—	—	—	—
Net loss	$(173,319)	$(69,833)	$(251,497)	$(157,848)

Net loss per share:
Basic	$(0.64)	$(0.28)	$(0.93)	$(0.64)
Diluted	$(0.64)	$(0.28)	$(0.93)	$(0.64)

Weighted average shares outstanding used in calculating net loss per share:
Basic	272,385	250,070	270,982	246,074
Diluted	272,385	250,070	270,982	246,074
(1)Goodwill impairment during the three and six months ended June 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(2)Change in fair value of contingent consideration during the six months ended June 30, 2024 and the three and six months ended June 30, 2023 was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(3)Loss on extinguishment of debt during the three and six months ended June 30, 2023 is related to the exchange of a portion of the Company's 1.50% Convertible Senior Notes due 2028 for the Company's 1.375% Convertible Senior Notes due 2030.

Pacific Biosciences of California, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	June 30, 2024	December 31, 2023
Assets
Cash and investments	$509,802	$631,416
Accounts receivable, net	32,433	36,615
Inventory, net	68,594	56,676
Prepaid and other current assets	16,968	17,040
Property and equipment, net	34,910	36,432
Operating lease right-of-use assets, net	22,391	32,593
Restricted cash	2,264	2,722
Intangible assets, net	443,278	456,984
Goodwill	369,061	462,261
Other long-term assets	9,790	13,274
Total Assets	$1,509,491	$1,746,013

Liabilities and Stockholders' Equity
Accounts payable	$17,488	$15,062
Accrued expenses	22,456	45,708
Deferred revenue	24,918	21,872
Operating lease liabilities	32,107	41,197
Contingent consideration liability	19,480	19,550
Convertible senior notes, net	892,844	892,243
Other liabilities	7,498	9,077
Stockholders' equity	492,700	701,304
Total Liabilities and Stockholders' Equity	$1,509,491	$1,746,013

Pacific Biosciences of California, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP net loss	$(173,319)	$(78,178)	$(69,833)	$(251,497)	$(157,848)
Change in fair value of contingent consideration (1)	—	(70)	1,975	(70)	14,231
Goodwill impairment (2)	93,200	—	—	93,200	—
Amortization of acquired intangible assets	6,850	6,849	228	13,699	456
Loss on extinguishment of debt (3)	—	—	2,033	—	2,033
Restructuring (4)	18,028	—	—	18,028	—
Non-GAAP net loss	$(55,241)	$(71,399)	$(65,597)	$(126,640)	$(141,128)

GAAP net loss per share	$(0.64)	$(0.29)	$(0.28)	$(0.93)	$(0.64)
Change in fair value of contingent consideration (1)	—	—	0.01	—	0.06
Goodwill impairment (2)	0.34	—	—	0.34	—
Amortization of acquired intangible assets	0.03	0.03	—	0.05	—
Loss on extinguishment of debt (3)	—	—	0.01	—	0.01
Restructuring (4)	0.07	—	—	0.07	—
Non-GAAP net loss per share	$(0.20)	$(0.26)	$(0.26)	$(0.47)	$(0.57)

GAAP gross profit	$5,938	$11,282	$15,546	$17,220	$25,307
Amortization of acquired intangible assets	2,628	1,343	183	3,971	366
Restructuring (4)	4,650	—	—	4,650	—
Non-GAAP gross profit	$13,216	$12,625	$15,729	$25,841	$25,673

GAAP gross profit %	16%	29%	33%	23%	29%

Non-GAAP gross profit %	37%	33%	33%	35%	30%

GAAP total operating expense	$181,784	$92,644	$88,721	$274,428	$189,734
Change in fair value of contingent consideration (1)	—	70	(1,975)	70	(14,231)
Goodwill impairment (2)	(93,200)	—	—	(93,200)	—
Amortization of acquired intangible assets	(4,222)	(5,506)	(45)	(9,728)	(90)
Restructuring (4)	(13,378)	—	—	(13,378)	—
Non-GAAP total operating expense	$70,984	$87,208	$86,701	$158,192	$175,413

(1)Change in fair value of contingent consideration was due to fair value adjustments of milestone payments payable upon the achievement of the respective milestone event.
(2)Goodwill impairment during the three and six months ended June 30, 2024 was related to a sustained decrease in the Company's share price, among other factors.
(3)Loss on extinguishment of debt during the three and six months ended June 30, 2023 is related to the exchange of a portion of the Company's 1.50% Convertible Senior Notes due 2028 for the Company's 1.375% Convertible Senior Notes due 2030.
(4)Restructuring costs during the three and six months ended June 30, 2024 consist primarily of employee separation costs, accelerated amortization and depreciation for right-of-use assets, leasehold improvements, and furniture and fixtures relating to the planned abandonment of the San Diego office, including charges for excess inventory due to a decrease in internal demand relating to the expense reduction initiatives during the three months ended June 30, 2024.